Exhibit 99.2

B&G Foods Appoints Robert D. Mills
as President and Chief Executive Officer

— Long-Time B&G Foods Director Brings Extensive Operating, Transformation and Growth Experience to Accelerate Strategy and Long-Term Stockholder Value —

Parsippany, N.J., August 10, 2026 — B&G Foods, Inc. (NYSE: BGS) announced today that its Board of Directors has appointed Robert “Rob” D. Mills as President and Chief Executive Officer, effective today. Mr. Mills, who has served as a member of B&G Foods’ Board of Directors since March 2018, succeeds Casey Keller who retired as President, Chief Executive Officer and a director at the end of last week.

Mr. Mills is an accomplished executive with more than 20 years of broad operating and leadership experience and a demonstrated track record of driving growth and long-term strategy. Mr. Mills also has extensive experience in corporate strategy, M&A and business development, including evaluating, acquiring and integrating businesses.

Mr. Mill’s appointment comes as B&G Foods continues to focus on reshaping its portfolio, improving margins and cash flow, reducing debt and leverage, and strengthening its business performance to position B&G Foods for sustainable long-term growth.

Stephen C. Sherrill, Chair of the Board of Directors of B&G Foods, stated, “Rob is uniquely positioned to lead B&G Foods at this important point in B&G Foods’ evolution. Rob’s eight years as a member of our Board give him a deep understanding of our business, our brands, our people and challenges and opportunities ahead of us. Just as importantly, Rob brings a proven ability to lead transformation, operate at scale and translate strategy into execution, which will allow him to move quickly from day one. Rob is a decisive leader who brings a strong sense of urgency, accountability and a bias for action. The Board believes Rob has the right capabilities and leadership approach to accelerate B&G Foods’ strategic priorities, strengthen performance and create long-term value for our stockholders.”

Mr. Mills stated, “I am incredibly honored to step into the role of Chief Executive Officer at B&G Foods. I look forward to partnering with B&G Foods’ very talented and dedicated workforce and the Board to build on B&G Foods’ strengths and accelerate our strategy. My immediate priorities will be execution, operating discipline and accelerating growth. I am particularly excited about the opportunity to bring additional capabilities to B&G Foods. Throughout my career, I have seen how digital, data, technology and increasingly artificial intelligence can be used to drive growth, improve productivity, make faster and better decisions and transform how companies operate. Combined with disciplined portfolio management, capital allocation and a relentless focus on execution, I believe these capabilities can help us to strengthen our core brands and our overall business performance and position B&G Foods to compete more effectively. I believe strongly in the potential of this business. B&G Foods has an outstanding portfolio of brands with meaningful consumer recognition and opportunities to strengthen performance. We have work to do and I am committed to working with the team at B&G Foods to accelerate growth and create sustainable long-term value for our stockholders.”

Mr. Mills joins B&G Foods from Tractor Supply Company (NASDAQ: TSCO), where he held senior executive leadership roles with increasing responsibility since 2014, spanning strategy, business operations, digital commerce, technology, artificial intelligence and M&A, with direct P&L accountability. Mr. Mills most recently served as Executive Vice President, Chief Technology Officer, Digital and Pet Services. In that role, Mr. Mills was responsible for setting the technology direction for Tractor Supply Company, providing leadership for all digital operations, and facilitating long-term strategic direction, including M&A. He was also responsible for the veterinary and pet pharmacy businesses of Tractor Supply Company, along with the Petsense retail business. During his tenure at Tractor Supply Company, Mr. Mills helped lead large-scale transformation and growth initiatives across a complex, multibillion-dollar public company, with a focus on strengthening execution, accelerating growth, improving the customer experience and leveraging digital, data and technology to improve productivity and business performance. Prior to joining Tractor Supply Company, Mr. Mills held senior leadership positions at Ulta Beauty Inc. and Sears Holding Corp.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico. With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including B&G, B&M, Bear Creek, College Inn, Cream of Wheat, Crisco, Dash, Kitchen Basics, Las Palmas, Mama Mary’s, Maple Grove Farms, New York Style, Ortega, Polaner, Spice Islands and Victoria, there’s a little something for everyone. For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to B&G Foods’ efforts to reshape its portfolio, improve margins and cash flow, reduce debt and leverage, strengthen its business performance to position the Company for sustainable long-term growth and its ability to create sustainable long-term stockholder value, and the chief executive officer transition. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to future periods to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: B&G Foods’ substantial leverage, which may impact B&G Foods’ ability, among other things, to fund capital expenditures, working capital needs, dividend payments and acquisitions, and to obtain refinancing or additional financing; B&G Foods’ ability to comply with the ratios or tests under its long-term debt agreements, including the maximum consolidated leverage ratio and minimum consolidated interest coverage ratio under its credit agreement, which may be affected not only by B&G Foods’ operating performance but also by events beyond B&G Foods’ control, including prevailing economic, financial and industry conditions, and changes in interest rates; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on B&G Foods’ procurement, sales and operations (including recent U.S. tariffs imposed or threatened to be imposed on China, Canada and Mexico and other countries and retaliatory actions taken or threatened to be taken by such countries); the effects of rising costs for and/or decreases in supply of B&G Foods’ commodities, ingredients, packaging, other raw materials, distribution and labor; crude oil prices and their impact on distribution, packaging and energy costs; B&G Foods’ ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for B&G Foods’ products and local economic and market conditions; B&G Foods’ continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the ability of B&G Foods and its supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages; the impact pandemics or disease outbreaks, may have on B&G Foods’ business, including among other things, B&G Foods’ supply chain, manufacturing operations or workforce and customer and consumer demand for B&G Foods’ products; B&G Foods’ ability to recruit and retain senior management and a highly skilled and diverse workforce at B&G Foods’ corporate offices, manufacturing facilities and other work locations despite a very tight labor market and changing employee expectations as to fair compensation, an inclusive and diverse workplace, flexible working and other matters; the risks associated with the possible expansion of B&G Foods’ business through acquisitions or reduction in size through divestitures; B&G Foods’ possible inability to successfully complete divestitures of non-core businesses, including the pending divestiture of B&G Foods’ Green Giant and Le Sieur frozen and shelf-stable business in Canada, to sharpen its focus, improve margins, reduce costs and reduce its long-term debt, and, if completed, B&G Foods’ possible inability to achieve the expected margin improvements, cost savings and debt reduction; B&G Foods’ possible inability to identify new acquisitions or to integrate recent or future acquisitions or B&G Foods’ failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions, including the College Inn and Kitchen Basics acquisition; B&G Foods’ ability to successfully complete the integration of recent or future acquisitions into B&G Foods’ enterprise resource planning (ERP) system; tax reform and legislation, including the effects of the U.S. Tax Cuts and Jobs Act and the One Big Beautiful Bill Act, and any future tax reform or legislation; B&G Foods’ ability to access the credit markets and B&G Foods’ borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of B&G Foods’ competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; future impairments of B&G Foods’ goodwill, other intangible assets, and tangible assets, such as property, plant, equipment or inventory, which impairments may be triggered if operating results for any of B&G Foods’ brands deteriorate at rates in excess of its current projections, B&G Foods’ market capitalization declines or discount rates change, even if due to macroeconomic factors, or may be triggered by divestitures, if divestiture proceeds are less than the book value of the assets being divested; B&G Foods’ ability to protect information systems against, or effectively respond to, a cybersecurity incident, other disruption or data leak; B&G Foods’ ability to successfully implement B&G Foods’ sustainability initiatives and achieve B&G Foods’ sustainability goals, and changes to environmental laws and regulations; B&G Foods’ ability to successfully adopt and utilize new technologies, such as artificial intelligence, including machine learning and generative artificial intelligence; and other factors that affect the food industry generally, including: recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products; competitors’ pricing practices and promotional spending levels; fluctuations in the level of B&G Foods’ customers’ inventories and credit and other business risks related to B&G Foods’ customers operating in a challenging economic and competitive environment; and the risks associated with third-party suppliers and co-packers, including the risk that any failure by one or more of B&G Foods’ third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt B&G Foods’ supply of raw materials or certain finished goods products or injure B&G Foods’ reputation. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in B&G Foods’ most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:
Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Anna Kate Heller	Matt Lindberg
bgfoodsIR@icrinc.com	matthew.lindberg@icrinc.com